Exhibit 10.4

Equity Pledge Agreement

This Equity Pledge Agreement (this “Agreement”) is entered into as of June 29, 2026 by and among:

Party A: Erhua Medical Technology (Changzhou) Co., Ltd. (the “Pledgee”), a limited liability company duly organized and existing under PRC law, with its registered address at No. 33 Xiangyun Road, Jiangsu Wujin Economic Development Zone, and unified social credit code 91320412MA22J9TA7M;

Party B: Chang Gil LEE (the “Pledgor”), passport/identity document number M76823514;

Party C: Beijing Tongsheng Technology Co., Ltd., a limited liability company duly organized and existing under PRC law, with its registered address at No. 1078, Building 1, No. A1 Pingfang, Hujialou Beili, Chaoyang District, Beijing (cluster registration), and unified social credit code 91110105MABR6BN869.

Whereas

Pledgor holds 100% of the equity interests in Party C. Party C is a domestic company organized under PRC law and has a registered capital of RMB1,000,000.

Pledgee and Party C have entered into an Exclusive Business Cooperation Agreement. Pledgee, Pledgor and Party C have entered into an Exclusive Purchase Option Agreement, and Pledgor has executed a Power of Attorney Agreement in favor of Pledgee. The foregoing agreements, together with this Agreement, are referred to as the “Transaction Agreements” or “Control Agreements”.

To secure the performance by Pledgor and Party C of their obligations under the Control Agreements and to ensure Pledgee’s collection of all amounts due from Party C, including consulting and service fees, Pledgor agrees to pledge all of his equity interests in Party C to Pledgee.

1. Definitions

“Pledged Equity” means 100% of the equity interests currently held by Pledgor in Party C, corresponding to RMB1,000,000 of registered capital, and any additional capital contribution, dividends and other rights or interests arising therefrom.

“Secured Obligations” means all payment and performance obligations of Party C and Pledgor under the Control Agreements and this Agreement, including all consulting and service fees, damages, indemnities, enforcement costs, attorneys’ fees and other amounts payable to Pledgee.

“Event of Default” means any event described in this Agreement that gives Pledgee the right to enforce the pledge.

2. Creation and Scope of Pledge

As security for the Secured Obligations, Pledgor hereby pledges to Pledgee all Pledged Equity, and Party C acknowledges and agrees to such pledge.

Pledgor shall, as soon as practicable and in any event within the period required by Pledgee, record the equity pledge in Party C’s register of shareholders and complete the registration of the equity pledge with the competent market supervision authority. Party C shall provide all necessary assistance.

Any additional equity interests, capital contributions, dividends, distributions or other proceeds received by Pledgor with respect to Party C during the term of this Agreement shall automatically become part of the Pledged Equity or shall be delivered to Pledgee as Pledgee may request.

The pledge hereunder shall remain effective until all Secured Obligations have been fully performed and discharged to Pledgee’s satisfaction.

3. Registration and Custody

Pledgor and Party C shall execute all documents and take all actions necessary or desirable to perfect and maintain the pledge, including registration, amendment registration and cancellation registration with the relevant authorities.

During the term of the pledge, Pledgee may hold the capital contribution certificate, shareholder register, pledge registration certificate and other documents evidencing the Pledged Equity.

4. Representations and Warranties

Pledgor and Party C represent and warrant that Pledgor legally owns the Pledged Equity, free and clear of any lien, pledge, encumbrance or third-party right other than the pledge created under this Agreement; Pledgor has full power and authority to create the pledge; and the execution and performance of this Agreement will not violate any PRC law, organizational document, contract, approval or permit.

Party C is duly organized and validly existing under PRC law and has obtained all approvals, licenses and permits necessary for its current business operations.

5. Covenants

Without Pledgee’s prior written consent, Pledgor shall not transfer, assign, sell, donate, re-pledge, dispose of or create any encumbrance over the Pledged Equity, nor take any action that may adversely affect Pledgee’s rights under this Agreement.

Pledgor and Party C shall strictly comply with the Control Agreements and this Agreement, perform all obligations thereunder, and refrain from any act or omission that may impair their validity or enforceability.

Pledgor waives any preemptive right or similar right that may arise when Pledgee enforces the pledge. Unless instructed by Pledgee in writing, Pledgor shall not exercise any remaining right with respect to the Pledged Equity.

6. Events of Default

Each of the following shall constitute an Event of Default: Party C fails to pay in full any consulting or service fees or breaches the Exclusive Business Cooperation Agreement; Pledgor or Party C breaches any Control Agreement or this Agreement; any representation or warranty is materially untrue or inaccurate; registration of the pledge is not completed as required; Pledgor transfers or attempts to transfer or abandon the Pledged Equity without Pledgee’s written consent; any governmental approval, permit or authorization necessary for this Agreement is withdrawn, suspended, invalidated or materially modified; any applicable law renders this Agreement illegal or prevents performance; or any other circumstance occurs that prevents or may prevent Pledgee from exercising its pledge rights.

Upon becoming aware of any Event of Default or any event that may lead to an Event of Default, Pledgor shall immediately notify Pledgee in writing.

7. Enforcement of Pledge

Unless the Event of Default has been cured to Pledgee’s satisfaction, Pledgee may issue a default notice to Pledgor requiring immediate payment of all amounts due under the Control Agreements and/or dispose of the pledge in accordance with this Agreement and PRC law.

Upon issuance of a default notice, Pledgee may exercise all rights and remedies available under PRC law, the Control Agreements and this Agreement, including priority repayment from the proceeds of transfer, auction or sale of all or part of the Pledged Equity.

To the extent permitted by law, Pledgee may take possession of and dispose of the Pledged Equity after an Event of Default. Pledgor and Party C shall provide all necessary assistance for Pledgee to enforce the pledge.

8. Assignment, Liability and Release

Pledgor may not assign any of his rights or obligations under this Agreement without Pledgee’s prior written consent. Pledgee may assign or delegate any of its rights and obligations under this Agreement to any person designated by Pledgee upon reasonable notice to Pledgor and Party C.

If Pledgor or Party C materially breaches this Agreement or fails to perform any obligation hereunder, such party shall be liable for breach and shall indemnify Pledgee for all losses, damages, costs and expenses incurred as a result.

After all Secured Obligations have been fully performed and discharged, Pledgee shall, upon Pledgor’s request and as soon as reasonably practicable, release the pledge and cooperate with Pledgor and Party C in completing the cancellation of pledge registration.

9. Fees, Confidentiality, Governing Law and Dispute Resolution

All costs and expenses relating to this Agreement, including attorneys’ fees, production costs, stamp duties and other taxes and fees, shall be borne by Party C. If applicable law requires Pledgee to bear any such tax or fee, Pledgor shall cause Party C to fully reimburse Pledgee.

The Parties shall keep confidential all oral or written information exchanged in connection with this Agreement, subject to customary exceptions for legal requirements, stock exchange rules, professional advisers, public information and information lawfully obtained from other sources. This obligation shall survive termination of this Agreement.

The execution, effectiveness, interpretation and performance of this Agreement and the resolution of disputes hereunder shall be governed by PRC law.

Any dispute arising from or in connection with this Agreement shall first be resolved through friendly consultation. If the Parties fail to resolve the dispute within thirty (30) days after any Party requests consultation, any Party may submit the dispute to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its then effective arbitration rules. The place of arbitration shall be Changzhou. The arbitration language shall be Chinese. The arbitral award shall be final and binding on all Parties.

10. Miscellaneous

All notices shall be delivered by hand, registered mail, commercial courier service or email to the addresses designated by the Parties. A Party may change its notice address by written notice to the other Parties.

If any provision of this Agreement is held invalid, illegal or unenforceable, the validity and enforceability of the remaining provisions shall not be affected.

The attachments hereto form an integral part of this Agreement. Any amendment or supplement shall be in writing and shall become effective upon signature by the Parties and completion of governmental registration procedures, if applicable.

This Agreement is written in English in four counterparts, one for each Party and one for submission to the registration authority, each of which shall have equal legal effect.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have executed this Equity Pledge Agreement as of the date first written above.

Party A/Pledgee: Erhua Medical Technology (Changzhou) Co., Ltd. (Company Chop)

By: ______________________________

Name:

Title: Legal Representative

Party B/Pledgor: Chang Gil LEE

Signature: ______________________________

Party C: Beijing Tongsheng Technology Co., Ltd. (Company Chop)

By: ______________________________

Name:

Title: Legal Representative

Attachment 1

Shareholder Register of Beijing Tongsheng Technology Co., Ltd.

Date: 2026 ___ ___

Attachment 2

Capital Contribution Certificate

Certificate No.: 1

Company Name: Beijing Tongsheng Technology Co., Ltd.

Date of Establishment: June 24, 2022

Registered Capital: RMB1,000,000

Shareholder Name: Chang Gil LEE

Capital Contribution: RMB1,000,000

Contribution Date: paid up by 2026 ___ ___ in the amount of RMB __________

Equity Percentage: 100.00%

Beijing Tongsheng Technology Co., Ltd. (Company Chop)

Legal Representative (Signature): ______________________________

Date of Issuance: 2026 ___ ___

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